Exhibit 10.1

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is made as of the 3rd day of November, 2021, by and between BrightSphere Investment Group Inc., a Delaware corporation (the “Company”), Paulson & Co. Inc., a Delaware corporation (the “Seller”), and Paulson Partners L.P., a Delaware limited partnership, and Paulson Enhanced Ltd., a Cayman Islands company (together with Paulson Partners L.P., the “Funds” and each, a “Fund”).

WHEREAS, the Company intends to conduct a public fixed price self-tender offer for up to 33,300,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a price of $31.50 per share pursuant to the terms and conditions set forth in the Offer to Purchase (the “Tender Offer”);

WHEREAS, the Funds own 20,000,552 shares of Common Stock, which constitute approximately 25.1% of the issued and outstanding shares of Common Stock, as of the date of this Agreement;

WHEREAS, the Seller wishes to have the Funds transfer to the Company, and the Company wishes to repurchase from the Funds, in compliance with applicable law, the Funds’ shares of Common Stock, if and only if required to limit the Funds’ percentage ownership of Common Stock to less than 20% of the outstanding shares of Common Stock following the completion of the Tender Offer, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, any such repurchase will be pro rata between the Funds based on the current percentage ownership of the Common Stock of each of the Funds;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for good and valuable consideration, the parties hereto agree as follows:

1.              Definitions. As used herein, the following terms have the following meanings:

“Per Share Purchase Price” for the Shares shall be equal to the price per share of Common Stock paid by the Company for the shares of Common Stock tendered by the holders of Common Stock in the Tender Offer.

“Purchase Price” for the Seller shall be equal to the product of (i) the Per Share Purchase Price multiplied by (ii) the Shares.

“Shares” shall mean the number of shares of Common Stock (rounded up to the nearest whole number of shares) necessary, following the close of the Tender Offer, to cause the Funds to own not more than 19.99% of the outstanding shares of Common Stock upon their sale under this Agreement.

“Transfer Agent” means the Company’s transfer agent, Computershare Trust Company, N.A.

2.              Purchase and Sale of Shares

(a)              Purchase and Sale of Common Stock. At the Closing (as defined in Section 2(b) below), to the extent required to limit the Funds’ percentage ownership of Common Stock to not more than 19.99% of the outstanding shares of Common Stock following completion of the Tender Offer and subject to the terms and conditions hereof, the Funds will transfer to the Company, and the Company will repurchase from the Funds, all of the Shares (as defined in Section 1(a) above); it being understood that such transfer and repurchase of the Shares will be pro rata between the Funds based on the current percentage ownership of the Common Stock of each of the Funds. In exchange for the transfer of the Shares, the Company will pay the Funds the Purchase Price (as defined in Section 2(b) below) in immediately available funds.

(b)              The Closing. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares (the “Closing”) will take place at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston St, Boston, Massachusetts 02199, on the eleventh business day following the expiration date of the Tender Offer, or at such later date or place as the parties shall mutually agree.

3.              Deliveries at Closing.

(a)              Funds’ Deliveries. The Funds shall transfer or cause to be transferred the Shares to the Transfer Agent on behalf of the Company.

(b)              Company’s Deliveries. The Company shall deliver or cause to be delivered to the Funds the Purchase Price by wire transfer of immediately available funds to one or more accounts designated by the Seller.

4.              Company Representations. In repurchasing the Shares, the Company acknowledges, represents and warrants to the Seller that:

(a)              Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Seller has full and adequate right, power, capacity and authority to enter into, execute, deliver and perform this Agreement.

(b)              Authorization. This Agreement has been duly authorized by the Company by vote of the Company’s disinterested directors, has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c)              Brokerage. No broker’s or similar fee is payable by the Company or any of its affiliates in connection with the repurchase of the Shares hereunder.

(d)              No Violation. The repurchase of the Shares by the Company and the Tender Offer will not conflict with, result in a breach or violation of, or constitute a default under, any (i) law applicable to the Company or any of its subsidiaries, (ii) the certificate of incorporation or bylaws of the Company or (iii) the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or such subsidiary, except, in the case of (i) and (iii), as would not reasonably be expected to result in a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby.

(e)              No Consent. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the repurchase of the Shares hereunder.

(f)               No Other Representations or Warranties. Except for the express representations and warranties of the Seller contained in this Agreement, neither the Seller, nor any of its affiliates, attorneys, accountants or financial and other advisors, has made any representations or warranties to the Company.

5.              Seller Representations. Each of the Seller and the Funds acknowledges, represents and warrants to the Company that:

(a)              Organization. Such entity is a corporation, limited partnership or company, as applicable, validly existing under the laws of its jurisdiction of organization. Such entity has full and adequate right, power, capacity and authority to enter into, execute, deliver and perform this Agreement.

(b)              Authorization. This Agreement has been duly authorized, executed and delivered by such entity and constitutes the legal, valid and binding obligation of such entity, enforceable against it in accordance with its terms.

(c)              Ownership of Shares. As of the date hereof, the Funds are the beneficial owners of the shares of the Company’s Common Stock set forth on Schedule I, and upon the Closing will transfer to the Company, good and transferable title to the Shares, free and clear of any liens, claims, security interests, restrictions, options or other encumbrances of any kind, other than in favor of the Company under this Agreement. Neither the Seller nor the Funds have not granted any option of any sort with respect to the Shares or any right to acquire the Shares or any interest therein other than to the Company under this Agreement. The Seller represents that, to its knowledge, no person affiliated with it beneficially owns shares of capital stock of the Company, other than the shares listed on Schedule I.

(d)              No Violation. The transfer of the Shares by the Funds will not conflict with, result in a breach or violation of, or constitute a default under, any (i) law applicable to the Seller or the Funds, (ii) the certificate of incorporation, bylaws or similar governing documents of the Seller or the Funds, or (iii) the terms of any indenture or other agreement or instrument to which the Seller or the Funds is a party or bound, or any judgment, order or decree applicable to the Seller or the Funds of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Seller or the Funds, except, in the case of (i) and (iii), as would not reasonably be expected to result in a material adverse effect on the Seller’s or the Funds’ ability to consummate the transactions contemplated hereby.

(e)              No Consent. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Seller or the Funds of the sale of the Shares hereunder.

(f)             Investigation. The Seller and the Funds have independently investigated and evaluated the value of the Shares and the financial condition and affairs of the Company. Based upon its independent analysis, the Seller and the Funds reached their own business decision to effect the sale of the Shares.

(g)            Investment Experience. The Seller and the Funds are sophisticated and capable of understanding and appreciating, and do understand and appreciate, that future events may occur that will increase the price of the Shares, and that the Seller and the Funds will be deprived of the opportunity to participate in any gain that might have resulted if the Funds had not transferred the Shares to the Company hereunder.

(h)            Brokerage. No broker’s or similar fee is payable by the Seller, the Funds or any of their affiliates in connection with the transfer of the Shares hereunder.

(i)             No Manipulation. Neither the Seller nor the Funds have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended or otherwise, stabilization or manipulation of the price of any security of the Company in connection with the transfer of the Shares.

(j)             No Other Representations or Warranties. Except for the express representations and warranties contained in this Agreement, neither the Company, nor any of its affiliates, attorneys, accountants or financial and other advisors, has made any representations or warranties to the Seller or the Funds.

6.              Conditions to the Company’s Obligations.

(a)            The obligations of the Company under Section 2 to purchase the Shares at the Closing from the Funds are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 9(h):

(i)              Representations and Warranties. The representations and warranties of the Seller and the Funds contained in Section 5 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(ii)             Performance. The Seller and the Funds shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

(iii)            Delivery of Shares. The Seller and the Funds shall have provided evidence satisfactory to the Company that the Shares have been delivered to the Transfer Agent on behalf of the Company, free and clear of any liens, claims or encumbrances, along with any documents, instruments or certificates necessary for the valid transfer of the Shares.

(iv)            Tender Offer. The Tender Offer shall have been consummated.

(v)             Further Assurances. No governmental authority shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company’s good faith efforts to cause such withdrawal.

7.              Conditions to the Seller’s Obligations.

(a)            The obligations of the Funds under Section 2 to sell the Shares at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Funds in accordance with Section 9(h):

(i)              Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true and correct as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(ii)             Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(iii)            Tender Offer. The Tender Offer shall have been consummated.

(iv)            Further Assurances. No governmental authority shall have advised or notified the Seller or the Funds that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Seller’s and the Funds’ good faith efforts to cause such withdrawal.

8.              Covenants.

(a)            Participation in Tender Offer. The Seller and the Funds agree that the Funds shall tender at least a number of shares of its Common Stock pursuant to the Tender Offer in an amount equal to (i) the shares of the Company’s Common Stock set forth opposite the Funds’ names on Schedule I, multiplied by (ii) (x) the aggregate number of shares of Common Stock subject to the Tender Offer, divided by (y) the total number of shares of Common Stock outstanding as of the commencement of the Tender Offer.

(b)            No Sale or Purchase of Common Stock. Except as contemplated hereunder, from the date of the expiration of the Tender Offer until the Closing, subject to earlier termination of this Agreement pursuant to Section 9(a) hereof, each of the Seller and the Funds agrees that it will not, directly or indirectly, sell or purchase any shares of Common Stock.

(c)            Withholding. The Purchase Price shall be paid free and clear of any and all U.S. federal, state, local or foreign income or withholding taxes.

9.              Miscellaneous.

(a)            Termination. The Seller may terminate this Agreement if the purchase of shares of Common Stock by the Company pursuant to the Tender Offer is not consummated by December 31, 2021. The Company may terminate this Agreement if the purchase of shares of Common Stock pursuant to the Tender Offer is not consummated by December 31, 2022. Upon termination of this Agreement pursuant to this Section 9(a), none of the parties hereto shall have any liability hereunder.

(b)            Adjustments. Wherever a particular number is specified herein, including, without limitation, number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and the Seller and the Funds under this Agreement.

(c)            Entire Agreement. This Agreement contains the entire agreement between the parties hereto and their affiliates with respect to the subject matter of this Agreement and supersedes any and all prior or contemporaneous agreements related to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation by any party or any of its affiliates or any representative of any party or any of its affiliates other than those expressly contained herein. The respective agreements, representations, warranties and other statements of the Company, the Seller and the Funds, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Company, the Seller or the Funds or any of their respective officers, directors or affiliates, and shall survive delivery of and payment for the Shares. This Agreement may not be assigned by the Seller or the Funds without the written consent of the Company or by the Company without the written consent of the Seller, and any such assignment without such written consent shall be void.

(d)            Amendment. This Agreement may be amended only by written agreement between the parties hereto; provided, however, that the Seller may amend Schedule I as necessary to account for any changes in ownership of the shares of Common Stock held by the Seller, the Funds or their affiliates.

(e)            Further Assurances. Each party agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this agreement.

(f)             Governing Law. This Agreement and any related disputes shall be governed by the laws of the State of New York, without regard to conflicts of law provisions.

(g)            Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

(h)            Counterparts. This Agreement may be executed in one or more counterparts, each of which constitutes an original and is admissible in evidence, and all of which constitute one and the same agreement.

(i)             Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BrightSphere Investment Group Inc.

By:	/s/ Richard Hart
Name: Richard Hart
Title: Chief Legal Officer

Paulson & Co. Inc.

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: Authorized Signatory

Paulson Partners L.P.

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: Authorized Signatory

Paulson Enhanced Ltd.

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: Authorized Signatory

SCHEDULE I

Owner of Record	Number of Shares
Paulson Partners L.P.	16,592,876
Paulson Enhanced Ltd.	3,407,676